Exhibit 21.1

Subsidiaries of the Registrant	State/Country of Incorporation or Organization
AboveNet Communications, LLC	Delaware
FiberNet Telecom, Inc.	Delaware
Neo Telecoms LLC	Delaware
USCarrier, LLC	Delaware
Zayo Capital, Inc.	Delaware
Zayo Colocation, LLC	Delaware
Zayo Corelink Acquisition Sub, LLC	Delaware
Zayo Group LLC	Delaware
Zayo Professional Services, LLC	Delaware
Colo Facilities Atlanta, LLC	Georgia
FiberLink, LLC	Illinois
Access Communications, Inc.	Minnesota
Local Fiber, LLC	New York
360networks Vancouver Ltd.	Canada
AboveNet Canada, Inc.	Canada
Centrinuity SARL	France
Intexan SARL	France
Neo Telecom Group SAS	France
NeoClyde SAS	France
Serenisys SARL	France
Zayo France	France
Emerald Bridge Fibre Limited	Ireland
MFN Japan KK	Japan
Ego Acquisition Limited	United Kingdom
Ego Holdings Limited	United Kingdom
Ego Midco Limited	United Kingdom
FibreSpeed Limited	United Kingdom
Geo Metro Limited	United Kingdom
Geo Networks Limited	United Kingdom
Zayo Group International Limited	United Kingdom
Zayo Group UK Limited	United Kingdom